Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2022 Results
Chicago – October 25, 2022 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2022.

Financial results for the quarter ended September 30, 2022
Net income attributable to common shareholders was $10.2 million, or $0.09 per diluted share, for the quarter ended September 30, 2022. This compares to net loss attributable to common shareholders of $4.8 million, or $0.04 per diluted share, for the quarter ended September 30, 2021. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2022, were $14.5 million, or $0.13 per diluted share. This compares to FFO for the quarter ended September 30, 2021 of $(0.3) million, or $(0.00) per diluted share. The following items impacted FFO for the quarter ended September 30, 2022, compared to the corresponding 2021 period:
•$0.12 per diluted share increase in interest and other income, net; and
•$0.01 per diluted share increase in same property NOI.

Normalized FFO was $14.5 million, or $0.13 per diluted share, for the quarter ended September 30, 2022. This compares to Normalized FFO for the quarter ended September 30, 2021 of $(0.7) million, or $(0.01) per diluted share. The following items impacted Normalized FFO for the quarter ended September 30, 2022, compared to the corresponding 2021 period:
•$0.12 per diluted share increase in interest and other income, net; and
•$0.01 per diluted share increase in same property NOI.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income (loss), determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

As of September 30, 2022, the company’s cash and cash equivalents balance was $2.7 billion.

Same property results for the quarter ended September 30, 2022
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 83.4% leased as of September 30, 2022, compared to 84.8% as of June 30, 2022, and 82.5% as of September 30, 2021.
•The same property portfolio commenced occupancy was 80.8% as of September 30, 2022, compared to 82.9% as of June 30, 2022, and 78.6% as of September 30, 2021.
•Same property NOI increased 16.8% when compared to the same period in 2021.
•Same property cash NOI increased 19.1% when compared to the same period in 2021.
•The company entered into leases for approximately 55,000 square feet, including renewal leases for approximately 30,000 square feet and new leases for approximately 25,000 square feet, in the quarter ended September 30, 2022.

•The GAAP rental rate on new and renewal leases was 2.2% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 3.3% lower compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income (loss), determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from October 1, 2021 through September 30, 2022.

Significant events during the quarter ended September 30, 2022
•On September 8, 2022, the company declared a special, one-time cash distribution of $1.00 per common share, which was paid on October 18, 2022 to shareholders of record on September 29, 2022.
•During the quarter ended September 30, 2022, the company repurchased 590,271 of its common shares at a weighted average price of $25.40 ($24.40 dividend-adjusted) per share, for a total investment of $15.0 million.

Subsequent events
Subsequent to quarter-end, as of October 24, 2022, the company repurchased 1,223,319 of its common shares at a weighted average price of $23.99 per share for a total investment of $29.3 million. The company has $120.4 million of remaining authorization available under its share repurchase program, as of October 24, 2022.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss third quarter results on Wednesday, October 26, 2022, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2022 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	363,782	362,042
	407,842	406,102
Accumulated depreciation	(166,379)	(156,439)
	241,463	249,663
Cash and cash equivalents	2,692,354	2,800,998
Rents receivable	16,234	15,549
Other assets, net	18,469	15,173
Total assets	$2,968,520	$3,081,383

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$21,704	$19,762
Rent collected in advance	2,637	3,986
Distributions payable	113,584	2,365
Total liabilities	$137,925	$26,113

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 110,651,571 and 115,205,818 shares issued and outstanding, respectively	1,106	1,152
Additional paid in capital	4,005,125	4,128,656
Cumulative net income	3,814,940	3,798,552
Cumulative common distributions	(4,393,290)	(4,281,195)
Cumulative preferred distributions	(723,691)	(717,700)
Total shareholders’ equity	2,823,453	3,048,728
Noncontrolling interest	7,142	6,542
Total equity	$2,830,595	$3,055,270
Total liabilities and equity	$2,968,520	$3,081,383

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Rental revenue	$13,869	$13,141	$44,135	$41,424
Other revenue (1)	1,257	740	3,218	2,183
Total revenues	$15,126	$13,881	$47,353	$43,607

Expenses:
Operating expenses	$6,073	$6,102	$17,198	$19,311
Depreciation and amortization	4,451	4,588	13,176	13,371
General and administrative	7,593	7,572	23,241	30,691
Total expenses	$18,117	$18,262	$53,615	$63,373

Interest and other income, net	15,145	1,599	22,682	5,068
Gain on sale of properties, net	90	—	90	—
Income (loss) before income taxes	12,244	(2,782)	16,510	(14,698)
Income tax expense	(23)	(32)	(81)	(94)
Net income (loss)	$12,221	$(2,814)	$16,429	$(14,792)
Net (income) loss attributable to noncontrolling interest	(31)	6	(41)	30
Net income (loss) attributable to Equity Commonwealth	$12,190	$(2,808)	$16,388	$(14,762)
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
Net income (loss) attributable to Equity Commonwealth common shareholders	$10,193	$(4,805)	$10,397	$(20,753)

Weighted average common shares outstanding — basic (2)	111,305	122,190	112,341	122,128
Weighted average common shares outstanding — diluted (2)(3)	112,596	122,190	113,383	122,128

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.09	$(0.04)	$0.09	$(0.17)
Diluted	$0.09	$(0.04)	$0.09	$(0.17)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended September 30, 2022 and 2021 includes 86 and 262 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the nine months ended September 30, 2022 and 2021 includes 111 and 255 unvested, earned RSUs, respectively.
(3)
As of September 30, 2022, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 3,365 common shares as of September 30, 2022 and 3,237 common shares as of September 30, 2021. The series D preferred shares are anti-dilutive for GAAP EPS for the three and nine months ended September 30, 2022 and 2021.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Calculation of FFO
Net income (loss)	$12,221	$(2,814)	$16,429	$(14,792)
Real estate depreciation and amortization	4,412	4,546	13,058	13,232
Gain on sale of properties, net	(90)	—	(90)	—
FFO attributable to Equity Commonwealth	16,543	1,732	29,397	(1,560)
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
FFO attributable to EQC common shareholders and unitholders	$14,546	$(265)	$23,406	$(7,551)

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$14,546	$(265)	$23,406	$(7,551)
Straight-line rent adjustments	(61)	(409)	(151)	(1,277)
Executive severance expense	—	—	—	7,107
Normalized FFO attributable to EQC common shareholders and unitholders	$14,485	$(674)	$23,255	$(1,721)

Weighted average common shares and units outstanding — basic (1)	111,585	122,437	112,616	122,373
Weighted average common shares and units outstanding — diluted (1)	112,876	122,437	113,658	122,373

FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.13	$(0.00)	$0.21	$(0.06)
FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.13	$(0.00)	$0.21	$(0.06)
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.13	$(0.01)	$0.21	$(0.01)
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.13	$(0.01)	$0.20	$(0.01)

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended September 30, 2022 and 2021 include 280 and 247 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the nine months ended September 30, 2022 and 2021 include 275 and 245 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$13,869	$14,426	$15,840	$13,503	$13,141
Other revenue (1)	1,257	1,115	846	892	740
Operating expenses	(6,073)	(6,592)	(4,533)	(6,582)	(6,102)
NOI	$9,053	$8,949	$12,153	$7,813	$7,779
Straight-line rent adjustments	(61)	(100)	10	(130)	(409)
Lease termination fees	(259)	(177)	(325)	(209)	(7)
Cash Basis NOI	$8,733	$8,672	$11,838	$7,474	$7,363
Cash Basis NOI from non-same properties (2)	48	27	(1,699)	(111)	12
Same Property Cash Basis NOI	$8,781	$8,699	$10,139	$7,363	$7,375
Non-cash rental income and lease termination fees from same properties	320	277	315	338	416
Same Property NOI	$9,101	$8,976	$10,454	$7,701	$7,791

Reconciliation of Same Property NOI to GAAP Net Income (Loss):
Same Property NOI	$9,101	$8,976	$10,454	$7,701	$7,791
Non-cash rental income and lease termination fees from same properties	(320)	(277)	(315)	(338)	(416)
Same Property Cash Basis NOI	$8,781	$8,699	$10,139	$7,363	$7,375
Cash Basis NOI from non-same properties (2)	(48)	(27)	1,699	111	(12)
Cash Basis NOI	$8,733	$8,672	$11,838	$7,474	$7,363
Straight-line rent adjustments	61	100	(10)	130	409
Lease termination fees	259	177	325	209	7
NOI	$9,053	$8,949	$12,153	$7,813	$7,779
Depreciation and amortization	(4,451)	(4,313)	(4,412)	(4,403)	(4,588)
General and administrative	(7,593)	(7,646)	(8,002)	(6,753)	(7,572)
Interest and other income, net	15,145	5,963	1,574	1,732	1,599
Gain on sale of properties, net	90	—	—	—	—
Income (loss) before income taxes	$12,244	$2,953	$1,313	$(1,611)	$(2,782)
Income tax expense	(23)	(50)	(8)	(26)	(32)
Net income (loss)	$12,221	$2,903	$1,305	$(1,637)	$(2,814)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Nine Months Ended September 30,
	2022	2021
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$44,135	$41,424
Other revenue (1)	3,218	2,183
Operating expenses	(17,198)	(19,311)
NOI	$30,155	$24,296
Straight-line rent adjustments	(151)	(1,277)
Lease termination fees	(761)	(7)
Cash Basis NOI	$29,243	$23,012
Cash Basis NOI from non-same properties (2)	(1,624)	(90)
Same Property Cash Basis NOI	$27,619	$22,922
Non-cash rental income and lease termination fees from same properties	912	1,284
Same Property NOI	$28,531	$24,206

Reconciliation of Same Property NOI to GAAP Net Income (Loss):
Same Property NOI	$28,531	$24,206
Non-cash rental income and lease termination fees from same properties	(912)	(1,284)
Same Property Cash Basis NOI	$27,619	$22,922
Cash Basis NOI from non-same properties (2)	1,624	90
Cash Basis NOI	$29,243	$23,012
Straight-line rent adjustments	151	1,277
Lease termination fees	761	7
NOI	$30,155	$24,296
Depreciation and amortization	(13,176)	(13,371)
General and administrative	(23,241)	(30,691)
Interest and other income, net	22,682	5,068
Gain on sale of properties, net	90	—
Income (loss) before income taxes	$16,510	$(14,698)
Income tax expense	(81)	(94)
Net income (loss)	$16,429	$(14,792)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2021 through September 30, 2022. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2021 through September 30, 2022.Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.